                                                                    EXHIBIT 10.1

                                                                [EXECUTION COPY]

                                $4,000,000,000



                               CREDIT AGREEMENT


                                  dated as of


                                April 14, 1997


                                     among


                          DEAN WITTER, DISCOVER & CO.


                            The BANKS Listed Herein


                    The MANAGING AGENTS Referred to Herein



                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                                      and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                            as Documentation Agent

                             --------------------


                         J.P. MORGAN SECURITIES INC.,
                                   Arranger

                              TABLE OF CONTENTS*




                                   ARTICLE I
                                  DEFINITIONS

                                                          Page
                                                          ----

         SECTION 1.01  Definitions.........................  1
                 1.02  Accounting Terms and Determinations. 18
                 1.03  Types of Borrowings................. 18

                                  ARTICLE II
                                  THE CREDITS

         SECTION 2.01  Commitments to Lend................  19
                 2.02  Notice of Committed Borrowing......  21
                 2.03  Money Market Borrowings............  21
                 2.04  Notice to Banks; Funding of Loans..  26
                 2.05  Notes..............................  26
                 2.06  Maturity of Loans..................  27
                 2.07  Interest Rates.....................  27
                 2.08  Facility Fee.......................  31
                         2.09  Optional Termination or
                       Reduction of Commitments...........  31
                 2.10  Method of Electing Interest Rates..  32
                 2.11  Optional Prepayments...............  33
                 2.12  General Provisions as to Payments..  34
                 2.13  Funding Losses.....................  35
                 2.14  Computation of Interest and Fees...  36
                 2.15  Taxes..............................  36
                 2.16  Regulation D Compensation..........  38

                                  ARTICLE III
                                  CONDITIONS

         SECTION 3.01  Effectiveness......................  39
                 3.02  Borrowings.........................  40

______________________
  *The Table of Contents is not a part of this Agreement.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                                         Page
                                                         ----

          SECTION 4.01  Corporate Existence and Power....  41
                  4.02  Corporate and Governmental
                        Authorization; No Contravention..  41
                  4.03  Binding Effect...................  41
                  4.04  Financial Information............  42
                  4.05  Litigation.......................  42
                  4.06  Compliance with ERISA............  42
                  4.07  Taxes............................  43
                  4.08  Compliance with Laws.............  43
                  4.09  Full Disclosure..................  43
                  4.10  DWR Capital Maintenance..........  44

                                   ARTICLE V
                                   COVENANTS
          SECTION 5.01  Information.......................  44
                  5.02  Maintenance of Property; Insurance  47
                  5.03  Conduct of Business and
                        Maintenance of Existence..........  48
                  5.04  Compliance with Laws..............  49
                  5.05  Negative Pledge...................  49
                  5.06  Consolidations, Mergers and
                        Sales of Assets...................  52
                  5.07  Use of Proceeds...................  53
                  5.08  Minimum Consolidated Net Worth....  53
                  5.09  Capital Maintenance and Leverage
                        Ratio of Greenwood Trust..........  53

                                   ARTICLE VI
                                    DEFAULTS

          SECTION 6.01  Events of Default.................  53
                  6.02  Notice of Default.................  57



                                  ARTICLE VII
                                   THE AGENTS


          SECTION 7.01  Appointment and Authorization.....  58
                  7.02  Agents and Affiliates.............  58
                  7.03  Action by Agents..................  58
                  7.04  Consultation with Experts.........  58
                  7.05  Liability of Agents...............  58

                                                           Page
                                                           ----

                  7.06  Indemnification...................  59
                  7.07  Credit Decision...................  59
                  7.08  Successor Agent...................  59
                  7.09  Agents' Fees......................  60

                                 ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

          SECTION 8.01  Basis for Determining Interest
                           Rate Inadequate or Unfair......  60
                  8.02  Illegality                          61
                  8.03  Increased Cost and Reduced Return   62
                  8.04    Base Rate Loans Substituted for
                        Affected Fixed Rate Loans.........  64
                  8.05  Substitution of Bank..............  65

                                   ARTICLE IX
                                 MISCELLANEOUS
          SECTION 9.01  Notices...........................  65
                  9.02  No Waivers........................  66
                  9.03  Expenses; Documentary Taxes;
                        Indemnification...................  66
                  9.04  Sharing of Set-Offs...............  67
                  9.05  Amendments and Waivers............  68
                  9.06  Successors and Assigns............  68
                  9.07  Collateral........................  70
                  9.08  Governing Law; Submission to Juris-
                        diction; Severability.............  70
                  9.09  Counterparts; Integration.........  71
                  9.10  WAIVER OF JURY TRIAL..............  71
                  9.11  Restrictions on Transfers.........  71
                  9.12  Confidentiality...................  72
                  9.13  Termination of Existing Credit
                        Agreement.........................  73
Exhibit A  - Note

Exhibit B  - Money Market Quote Request

Exhibit C  - Invitation for Money Market Quotes

Exhibit D  - Money Market Quote

Exhibit E  - Opinion of Counsel for the
               Borrower

Exhibit F   - Opinion of Special Counsel for the
               Documentation Agent

Exhibit G   - Assignment and Assumption Agreement

Exhibit H   - Notice of Committed Borrowing

Exhibit I   - Notice of Interest Rate Election

Exhibit J   - Confidentiality Letter

Exhibit K  -  Extension Agreement

                                CREDIT AGREEMENT


          AGREEMENT dated as of April 14, 1997 among DEAN WITTER, DISCOVER & CO., the BANKS listed on the signature pages hereof, the MANAGING AGENTS referred to herein, THE CHASE MANHATTAN BANK, as Administrative Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent.

              The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          SECTION 1.01.  Definitions.  The following terms, as used herein,
                         -----------
have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Documentation Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" of a given Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

          "Agents" means the Administrative Agent and the Documentation Agent.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar

Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.07(b).

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means Dean Witter, Discover & Co., a Delaware corporation, and its successors.

          "Borrowing" has the meaning set forth in Section 1.03.

          "CD Base Rate" has the meaning set forth in Section 2.07(b).

          "CD Loan" means (i) a Committed Loan which bears interest at a CD
Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

          "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

          "CD Reference Banks" means Bank of America National Trust and Savings Association, Deutsche Bank AG, Union Bank of Switzerland and The Chase Manhattan Bank.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or changed pursuant to
Section 9.06(c).

          "Commitment Termination Date" means April 13, 1998 or, in the case of any Bank, such later date to which the Commitment Termination Date for such Bank shall have been extended pursuant to Section 2.01(b), or if any such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.01;

provided that, if any such loan or loans (or portions thereof) are combined or
--------
subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Confidential Information" means any written or oral information provided under this Agreement by or on behalf of the Borrower that has been identified by its source as confidential.

          "Consolidated Net Income" means, for any Person and for any period, the net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

          "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

          "Consolidated Subsidiary" means, for any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

          "Dean Witter Realty" means Dean Witter Realty Inc., a Delaware corporation, and its successors.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money properly recordable as a liability on the financial statements of such Person, and all liabilities of such Person in respect of deposits, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments properly recordable as a liability on the financial statements of such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business, (iv) the net present value of future minimum lease payments under all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of such Person to redeem shares of its capital stock which are redeemable otherwise than at the sole option of such Person, (viii) all interest rate or currency swap agreements, interest rate cap or collar agreements or similar arrangements of such Person (determined for purposes of any calculation hereunder at the unrealized net loss position, if any, of such Person under such arrangement at the time of determination), (ix) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (x) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both hereunder would, unless cured or waived, become an Event of Default.

          "Documentation Agent" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its

Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic
                      --------
Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

          "DWR" means Dean Witter Reynolds Inc., a Delaware corporation, and its successors.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions applicable to the Borrower relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any of its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under
Section 414 of the Internal Revenue Code; provided,  however, that no Related
                                          --------   -------
Company shall be considered to be a member of the ERISA Group.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

          "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of the London Interbank Offered Rate.

          "Euro-Dollar Reference Banks" means the principal London offices of Bank of America National Trust and Savings Association, Deutsche Bank AG, Union Bank of Switzerland and The Chase Manhattan Bank.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Examining Authority" means The New York Stock Exchange, Inc., or any other organization designated by the SEC as the Examining Authority for DWR as provided in subsection (c)(12) of Rule 15c3-1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Existing Credit Agreement" means the $4,000,000,000 Credit Agreement dated as of April 19, 1996 among the Borrower, the banks listed on the signature pages thereof, the lead managers referred to therein, Chemical Bank, as administrative agent and Morgan Guaranty Trust Company of New York, as documentation agent.

          "Facility Fee Rate" means a per annum rate determined in accordance with the Pricing Schedule.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic
                          --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Chase Manhattan Bank on such day on such transactions as determined by the Administrative Agent.

          "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, or any successor statute.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

          "Former MS Subsidiary" means, at any time from and after the Merger, any Person that (i) either (x) was a Subsidiary (as defined herein, without giving effect to the proviso of such definition) of MS Group immediately prior to the Merger, or (y) is a Subsidiary (as defined herein) of a Person referred to in clause (x) at such time and (ii) would be a "Subsidiary" (as defined under the MS Group Facility) of MS Group at such time, determined on a MS Pro Forma Basis.

          "Greenwood Trust" means Greenwood Trust Company, a Delaware banking corporation.

          "Group of Loans" or "Group" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or
(ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any
                                   --------
particular Bank is converted to or made as a Base Rate Loan pursuant to Section
8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "GTC Adjusted Total Assets" means, at any date, the consolidated total assets of Greenwood Trust and its Consolidated Subsidiaries at such date, as adjusted in accordance with the risk-based capital guidelines promulgated by the Federal Deposit Insurance Corporation (or any successor) as in effect at such date.

          "GTC Tier 1 Capital" means the Tier 1 capital of Greenwood Trust and its Consolidated Subsidiaries, calculated in accordance with the risk-based capital requirements for federally insured banks promulgated by the Federal Deposit Insurance Corporation (or any successor) from time to time.

          "GTC Tier 2 Capital" means the Tier 2 capital of Greenwood Trust and its Consolidated Subsidiaries, calculated in accordance with the risk-based capital requirements for federally insured banks promulgated by the Federal Deposit Insurance Corporation (or any successor) from time to time.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include
                   --------
endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Highly Confidential Information" means (i) any Financial and Operational Combined Uniform Single Report of any Former MS Subsidiary and (ii) any other information not publicly disclosed by the Borrower or its Subsidiaries which consists of, or to the extent that it contains or discusses, competitively sensitive information, including without limitation information relating to pricing; expenses; profit margins; the identity of present or potential customers, vendors or joint venture participants; marketing plans; and plans for new products or services.

          "Indemnitee" has the meaning set forth in Section 9.03(b).

          "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:
                                    --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which begins before and would otherwise end after the Maturity Date of any Bank, as in effect on the first day of such Interest Period (after giving effect to the Term Loan Election, if any, exercised on such first day), shall end on such Maturity Date as so in effect.

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:
                                                                --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which begins before and would otherwise end after the Maturity Date of any Bank, as in effect on the first day of such Interest Period (after giving effect to the Term Loan Election, if any, exercised on such first day), shall end on such Maturity Date as so in effect.

(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:
                                                        --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) in the case of any Bank, any Interest Period which would otherwise end after the Maturity Date for such Bank as in effect on the first day of such Interest Period (after giving effect to the Term Loan Election, if any, exercised on such first day) shall end on the Maturity Date for such Bank as so in effect.

(4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:
                   --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) in the case of any Bank, any Interest Period which would otherwise end after the Maturity Date for such Bank as in effect on the first day of such Interest Period (after giving effect to the Term Loan Election, if any, exercised on such first day) shall end on the Maturity Date for such Bank as so in effect.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment Advisors Act" means the Investment Advisors Act of 1940, as amended.

          "Invitation for Money Market Quotes" has the meaning set forth in
Section 2.03(c).

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset of any Person properly recordable as such on the financial statements of such Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind. For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset properly recordable as such on the financial statements of the Borrower or such Subsidiary (as the case may be) which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Managing Agents" means each of the Banks listed on the signature pages hereof as a "Managing Agent", each in such capacity.

          "Margin Stock" has the meaning set forth in Regulation U.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.

          "Material Subsidiaries" means, at any time, (i) Greenwood Trust, NOVUS and DWR, (ii) any Subsidiary of the Borrower (other than any Former MS Subsidiary or any Subsidiary listed in clause (i)) that, together with the Consolidated Subsidiaries of such Subsidiary, either (x) has a consolidated stockholders' equity that is not less than 5% of the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries at such time or (y) had Consolidated Net Income, total assets or gross revenues for (or, in the case of total assets, as of the last day of) the fiscal quarter of the Borrower then most recently ended, that is not less than 10% of the Consolidated Net Income, total assets or gross revenues, respectively, of the Borrower and its Consolidated Subsidiaries for (or, in the case of total assets, as of the last day of) such fiscal quarter, in each case considered on a consolidated basis, and (iii) from and after the Merger, any Principal MS Subsidiary.

          "Maturity Date" means, for any Bank, the Commitment Termination Date for such Bank or, if the Term Loan Election has been made prior to the Commitment Termination Date for such Bank, such later date as the Borrower shall specify in accordance with Section 2.01(c).

          "Merger" means the merger of MS Group with and into the Borrower (with the Borrower as the surviving corporation), as contemplated by the Agreement and Plan of Merger dated as of February 4, 1997 (as heretofore amended and as it may be further amended, supplemented or otherwise modified from time to time on or prior to the Merger) between the Borrower and MS Group.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by
                              --------
notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Moody's" means Moody's Investors Service, Inc.

          "MS Group" means Morgan Stanley Group Inc., a Delaware corporation.

          "MS Group Facility" shall mean the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of August 9, 1996, among MS Group, the Banks party thereto and The Chase Manhattan Bank, as Agent as in effect on the date hereof and without regard to any amendments or modifications thereof, and whether or not such agreement is still in effect at the time of any relevant determination hereunder.

          "MS Pro Forma Basis" means, for any determination of Former MS Subsidiary, Principal MS Subsidiary or Subsidiary hereunder, that such determination is made in accordance with the terms of the MS Group Facility except that (i) the consolidated assets of the "Borrower" as defined in the MS Group Facility shall at all times be deemed to be equal to $250,000,000,000,
(ii) the consolidated net worth of the "parent" as defined in the MS Group Facility shall at all times be deemed to be equal to $6,500,000,000 and (iii) all other references in the text of such definitions to the "Borrower" or the "parent" shall for purposes of such definition mean the Borrower.

          "MS Repo Obligation" means any obligation by the Borrower after the Merger in respect of any obligation or liability arising from a Repo Transaction (as defined in the MS Group Facility).

          "MS Swap Obligation" means any obligation of the Borrower or any Former MS Subsidiary in respect of any Specified Transaction (as defined in the MS Group Facility), other than a MS Repo Obligation.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Non-U.S. Institution" shall mean any Bank or Participant that is not organized under the laws of the United States or any State thereof or the District of Columbia.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.10.

          "NOVUS" means NOVUS Credit Services Inc., a Delaware corporation, and its successors.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by The Chase Manhattan Bank in New York City from time to time as its Prime Rate.

          "Principal MS Subsidiary" means, at any date from and after the Merger, any Former MS Subsidiary that would be a "Principal Subsidiary" (as defined under the MS Group Facility) at such time, determined on a MS Pro Forma Basis.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Receivable" means, as of any date, any of the following: (i) any amount owing by the obligors under (A) any charge or other arrangement owned or originated by NOVUS or any Subsidiary of NOVUS, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges, annual fees and any other fees or charges, (B) any retail installment sales contracts or installment sales contracts or installment or other loans for merchandise, including but not limited to marine equipment, recreational vehicles, automobiles or light-duty trucks, owned by NOVUS or any Subsidiary of NOVUS or (C) any mortgage or home equity loans of any type owned by NOVUS or any Subsidiary of NOVUS; (ii) any amount owing to NOVUS or any Subsidiary of NOVUS with respect to interchange or other fees by or on behalf of merchants; (iii) any amount owing to the Borrower or any of its Subsidiaries (A) with respect to fees for account maintenance and asset management activities, (B) with respect to funds advanced by the Borrower or any of its Subsidiaries for the purchase of securities, (C) in connection with loans to consumers, including without limitation loans in anticipation of Internal Revenue Service refunds, unsecured installment loans or unsecured credit lines accessible by check or otherwise,
(D) with respect to any insurance, insurance-related or security protection products, (E) in connection with any commercial loan or line of credit, (F) with respect to servicing fees, (G) with respect to licensing fees for proprietary software, (H) in connection with the financing of insurance premiums, (I) in connection with the brokering of credit applicants, the sale of loans in the secondary loan market or other loan brokering and mortgage banking activities or (J) with respect to participation interests or undivided interests in loans originated by third parties; or (iv) any rights with respect to any of the foregoing.

          "Receivables Transaction" means for any Person any transfer of Receivables that is properly reported as a sale or conveyance by means of contribution to capital by such Person in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, but, for purposes of this definition only, without giving effect to any changes in such principles after the date hereof.

          "Receivables Transaction Debt" means for any Person (i) any Debt of such Person arising as a result of a Receivables Transaction by such Person and
(ii) if such Person is a Special Purpose Subsidiary, any Debt incurred by such Person in connection with a Receivables Transaction (whether or not such Special Purpose Subsidiary is a party to such Receivables Transaction).

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Regulations G, T, U and X" means Regulations G, T, U and X, respectively, of the Board of Governors of the Federal Reserve System, in each case as in effect from time to time.

          "Related Company" means a Person which became a member of the ERISA Group (as defined herein, without giving effect to the proviso thereof) through a direct or indirect investment in such Person's equity or debt securities, other ownership interests, net worth or indebtedness (including any financing extended to such Person) made by the Borrower or any of its Subsidiaries (or by any partnership, fund or other Person in which the Borrower or any such Subsidiary has made such a direct or indirect investment) in the ordinary course of merchant banking activities conducted by the Borrower, such Subsidiary, such partnership or such other Person.

          "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

          "Responsible Officer" means the chief financial officer or the treasurer of the Borrower or any other officer of the Borrower designated by its chief financial officer or treasurer as responsible for the administration of this Agreement.

          "Revolving Credit Period" means, for any Bank, the period from and including the Effective Date to and including the Commitment Termination Date for such Bank.

          "Rule 15c3-1" means Rule 15c3-1, as promulgated by the SEC under the Exchange Act (17 C.F.R. (S) 240.15c3-1), as in effect from time to time, or any successor rule or regulation of the SEC hereafter in effect.

          "S&P" means Standard & Poor's Ratings Services.

          "SEC" means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Special Purpose Subsidiary" means any Subsidiary of the Borrower that has been established and is maintained as a special purpose entity to support or facilitate one or more Receivables Transactions or to issue Receivables Transaction Debt, and has no business activities other than the foregoing and activities incidental thereto.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided that any Person that at such time meets the requirements
             --------
of clause (i) of the definition of Former MS Subsidiary but not clause (ii) of such definition shall not be deemed to be a Subsidiary at such time.

          "Term Loan Election" has the meaning set forth in Section 2.01(c).

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          SECTION 1.02.  Accounting Terms and Determinations.  Unless otherwise
                         -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Documentation Agent
              --------
that the Borrower wishes to amend any covenant in Article V or any related definition to eliminate the effect of any change in generally accepted accounting principles after the date hereof on the operation of such covenant or definition (or if the Documentation Agent notifies the Borrower that the Required Banks wish to amend Article V or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Banks.

          SECTION 1.03.  Types of Borrowings.  The term "Borrowing" denotes the
                         -------------------
aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date all of which Loans are of the same type (subject to
Article VIII) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a
                                                                       ----
"Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in
            ----
which all Banks participate in proportion to their

Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                   ARTICLE II

                                  THE CREDITS


          SECTION 2.01.  Commitments to Lend.  (a)  Each Bank severally agrees,
                         -------------------
on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.01(a) from time to time during the Revolving Credit Period for such Bank in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), prepay Loans to the extent permitted by Section 2.11, and reborrow at any time during the Revolving Credit Period for each Bank under this Section 2.01(a). The Commitment of each Bank shall terminate at the close of business on the Commitment Termination Date for such Bank. Each Borrowing under this Section 2.01(a) shall be in an aggregate principal amount of $75,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount equal to the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments.

              (b)  Extension of the Commitment Termination Date.  The Commitment
              -------------------------------------------------
Termination Date may be extended in the manner set forth in this Section 2.01(b), in each case for a period of 364 days measured from the Commitment Termination Date then in effect (subject to the definition of Commitment Termination Date). If the Borrower wishes to request an extension of the Commitments, it shall give notice to that effect to the Documentation Agent not less than 30 nor more than 45 days prior to the Commitment Termination Date then in effect (but only if the Term Loan Election shall not have been made), whereupon the Documentation Agent shall promptly notify each of the Banks of such request. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its discretion, not less than 20 days prior to the Commitment Termination Date then in effect. If less than all Banks respond affirmatively to such request by such 20th day, then the Borrower shall have the right to replace each such Bank that does not elect to extend its Commitment with a substitute bank or banks that will agree to assume or extend such Commitment (which may be one or more of the Banks), which will purchase the Note and assume the Commitment of such non-extending Bank pursuant to Section 9.06(c) no later than 15 days prior to the Commitment Termination Date then in effect. Any Bank which declines to extend its Commitment (including by its failure to respond, which shall be deemed to be a non-extension) hereby agrees promptly to execute an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto with any substitute Bank or Banks so designated by the Borrower (and the Borrower agrees that it will pay the $2,000 administrative fee referred to in
Section 9.06(c) with respect to each such Assignment and Assumption Agreement). If Banks holding at least 51% of the aggregate amount of the Commitments then in effect (including such Assignees and excluding their respective transferor Banks) respond affirmatively (such Banks, the "Continuing Banks"; and any other Banks, the "Non-Continuing Banks"), then, subject to receipt by the Documentation Agent of counterparts of an Extension Agreement in substantially the form of Exhibit K hereto duly completed and signed by all of the parties hereto other than the Non-Continuing Banks (and only if the Term Loan Election shall not have been made), the Commitments of the Continuing Banks shall be extended for the period specified above (and the Commitment of each Non-Continuing Bank shall terminate on the Commitment Termination Date theretofore in effect for such Bank). Such Extension Agreement shall be executed and delivered no earlier than 20 days prior to the Commitment Termination Date then in effect, and no extension of the Commitments pursuant to this Section 2.01(b) shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered.

          (c)  Term Loan Election.  Not more than 45 days prior to the
               ------------------
Commitment Termination Date then in effect (but only if the Commitment Termination Date then in effect shall not have been extended for any Bank pursuant to Section 2.01(b)), the Borrower may elect by notice to the Documentation Agent (the "Term Loan Election") that the Maturity Date (but not the Commitment Termination Date) with respect to any Committed Loan then outstanding or for which a Notice of Borrowing or Notice of Interest Rate Election is delivered after or simultaneously with such Term Loan Election be extended to a date, specified in such Term Loan Election notice, that is not more than 180 days after the Commitment Termination Date then in effect (or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day). If a Term Loan Election is made, Committed Loans outstanding on the Commitment Termination Date shall thereafter not be revolving loans and amounts thereof repaid or prepaid may not be reborrowed under this Agreement. The Documentation Agent shall notify the Banks promptly after a Term Loan Election is made.

          SECTION 2.02.  Notice of Committed Borrowing.  The Borrower shall give
                         -----------------------------
the Administrative Agent notice, substantially in the form attached hereto as Exhibit H (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)  the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD Rate or a Euro-Dollar Rate, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  Money Market Borrowings.
                         -----------------------

          (a)  The Money Market Option.  In addition to Committed Borrowings
               -----------------------
pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make Money Market Loans to the Borrower during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b)  Money Market Quote Request.  When the Borrower wishes to request
               --------------------------
offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $5,000,000 (or an amount equal to the remaining unused amount of the Commitments, if less than $25,000,000),

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request (in the form of Exhibit
B). No Money Market Quote Request shall be given until the Borrower has notified the Administrative Agent of its acceptance or non-acceptance of the Money Market Quotes relating to any outstanding Money Market Quote Request.

          (c)  Invitation for Money Market Quotes.  Promptly upon receipt of a
               ----------------------------------
Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto (an "Invitation for Money Market Quotes"), which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  Submission and Contents of Money Market Quotes.  (i)  Each Bank
               ----------------------------------------------
may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x)

2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative
               --------
Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B)  contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

          (e)  Notice to Borrower.  The Administrative Agent shall promptly
               ------------------
notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered, and the identity of the respective Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f)  Acceptance and Notice by Borrower.  Not later than 10:00 A.M.
               ---------------------------------
(New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:
                                                                --------

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be (A) $25,000,000 or a larger multiple of $5,000,000, (B) an amount equal to the remaining unused amount of the Commitments, if less than $25,000,000 or (C) the aggregate principal amount of offers, if less than both $25,000,000 and the amount referred to in clause (B),

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g)  Allocation by Administrative Agent.  If offers are made by two or
               ----------------------------------
more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  Notice to Banks; Funding of Loans.
                         ---------------------------------

          (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower, promptly after the Administrative Agent's receipt thereof, at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. Any such demand shall be made first upon such Bank and, if such Bank shall have failed to repay such amount within two Euro-Dollar Business Days after such demand, then upon the Borrower. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05.  Notes.  (a)  Subject to subsection (b) below, the Loans
                         -----
of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each Note issued to a Bank making such a request shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. If a Bank making such a request had previously been issued a Note evidencing all its Loans, such Note shall be surrendered for cancellation upon issuance of substitute Notes as aforesaid. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the
                                                             --------
failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.06.  Maturity of Loans.  Each Committed Loan shall mature,
                         -----------------
and the principal amount thereof shall be due and payable, on the Maturity Date. Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07.  Interest Rates.  (a)  Each Base Rate Loan shall bear
                         --------------
interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears at intervals of 30 days after such Loan became a Base Rate Loan and on the Maturity Date for the Bank that made such Loan, and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate; provided that if any CD Loan shall, as a result of
                             --------
clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest on each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and
(ii) the Base Rate for such day.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                   [ CDBR       ]*
          ACDR  =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

          ACDR  =  Adjusted CD Rate
          CDBR  =  CD Base Rate
           DRP  =  Domestic Reserve Percentage
            AR  =  Assessment Rate

     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan and
(ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Administrative Agent will, at the request of the Borrower, furnish such additional information concerning the calculation of the interest rate on any Fixed Rate Loan as the Borrower may reasonably request.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.08.  Facility Fee.  The Borrower shall pay to the
                         ------------
Administrative Agent for the account of the Banks ratably in proportion to their Commitments a facility fee for each day at the Facility Fee Rate for such day. Such facility fee shall accrue, for each Bank, (x) from and including the Effective Date to but excluding the Commitment Termination Date for such Bank (or earlier date of termination of the Commitments in their entirety), on the daily average aggregate amount of the Commitments (whether used or unused) and
(y) from and including the Commitment Termination Date for such Bank (or such earlier date of termination) to but excluding the date the Loans of such Bank shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans of all Banks with the same Commitment Termination Date, and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          SECTION 2.09.  Optional Termination or Reduction of Commitments.
                         ------------------------------------------------
During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $75,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the

Loans. The Administrative Agent shall notify the Banks promptly upon receipt of any such notice from the Borrower.

          SECTION 2.10.  Method of Electing Interest Rates.  (a)  The Loans
                         ---------------------------------
included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

          (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice substantially in the form attached hereto as Exhibit I (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent prior to 10:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably
                         --------
among the Loans of the several Banks that comprise such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $75,000,000 or any larger multiple of $5,000,000.

          (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

        (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          SECTION 2.11.  Optional Prepayments.  (a)  The Borrower may, upon at
                         --------------------
least one Domestic Business Day's notice to the Administrative Agent, prepay the Group of Loans bearing interest at the Base Rate (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) (i) in whole at any time, or (ii) from time to time in part in amounts aggregating $75,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

          (b) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, in the case of a Group of CD Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such a Group on the last day of any Interest Period applicable to such Group, (i) in whole at any time, or (ii) from time to time in part in amounts aggregating $75,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

          (c) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12.  General Provisions as to Payments.  (a)  The Borrower
                         ---------------------------------
shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without setoff or counterclaim, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in
Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.13.  Funding Losses.  If the Borrower makes any payment of
                         --------------
principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, convert, continue or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.10(c) or 2.11(d), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, convert, continue or prepay, provided that such Bank shall
                                                --------
have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, and provided further that such loss shall in no event exceed the interest which
    -------- -------
would have been payable for the balance of such Interest Period or other period, less the applicable CD Margin or Euro-Dollar Margin, as the case may be. Such Bank will, at the request of the Borrower, furnish such additional information concerning the determination of such loss as the Borrower may reasonably request.

          SECTION 2.14.  Computation of Interest and Fees.  Interest based on
                         --------------------------------
the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15.  Taxes.  (a)  All payments to or for the benefit of each
                         -----
Bank and any Participant under this Agreement are payable free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges levied or imposed by the United States (or any political subdivision or tax authority of or in such jurisdiction) ("Taxes"); provided, that the term "Taxes" as used in this Section
                         --------
2.15 shall not include (i) any tax imposed on or measured by the net income of such Bank or Participant or any franchise tax, or (ii) any tax imposed by reason of either (A) the failure of the certification made by such Bank or Participant on any form provided pursuant to Section 2.15(b) to be accurate and true in all material respects or (B) the failure of the Administrative Agent, such Bank or Participant to otherwise comply with Section 2.15(b), unless any such failure would not have occurred but for a change in treaty, law or regulation or in the interpretation thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the introduction of any law or regulation, that occurs on or after the date hereof (a "Change in Law"). If any Taxes are required to be withheld or deducted from any amount payable to or for the benefit of any Bank or Participant hereunder, the Borrower agrees that the amount payable to or for the benefit of such Bank or Participant hereunder will be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Bank or Participant the amount stated in this Agreement to be payable with respect thereto; provided, however, that (1) such Bank will not be
                              --------  -------
entitled to receive (for itself or for the account of a Participant) additional amounts to compensate the Bank (or a Participant, as the case may be) for Taxes withheld or deducted during a fiscal year which ended more than one year from the date on which the Borrower receives the Bank's (or the Participant's, as the case may be) request for payment of additional amounts, and (2) if the Borrower is obligated to pay any additional amount to any Bank or Participant with respect to any Taxes under this Section 2.15(a) as a result of a change in treaty, such Bank or Participant shall change its Applicable Lending Office upon the request of the Borrower if such change would avoid the need for the payment of such additional amount and would not, in the sole determination of such Bank or Participant, be otherwise disadvantageous to such Bank or Participant. The Administrative Agent on behalf of such Bank or Participant will, as a condition of such payment, provide the Borrower with evidence satisfactory to it of the imposition of such payment, together with the calculation of the amounts payable thereunder. The Borrower will, to the extent it has made payments of any Taxes, upon the request of the Administrative Agent on behalf of any Bank or Participant, provide the Administrative Agent on behalf of any Bank or Participant with evidence satisfactory to it of the payment of any Taxes with respect to amounts payable under this Agreement. If any of the Taxes required to be borne by the Borrower pursuant to this Section 2.15 are paid by any Bank or Participant, the Borrower will reimburse such Bank or Participant on a grossed-up basis for such payments, together with any interest, penalties and expenses in connection therewith. If pursuant to this Section 2.15(a) any Bank or Participant receives an increased payment with respect to Taxes, and such Bank or Participant also recovers any portion of such Taxes from the applicable taxing authority such that the total amount of the payments and the recovered Taxes exceeds the amount stated to be payable with respect to such Bank or Participant, such Bank or Participant shall remit any such excess to the Borrower.

          (b) Each Bank and Participant that is a Non-U.S. Institution covenants and agrees with the Borrower that it will (i) provide to the Administrative Agent (and the Administrative Agent hereby agrees to forward to the Borrower) an appropriately executed copy of Internal Revenue Service Form 4224 certifying that any payments made to or for the benefit of such Bank or Participant are effectively connected with the conduct of a United States trade or business (or, alternatively, Internal Revenue Service Form 1001, but only if the applicable treaty described in such form provides for a complete exemption from federal income tax withholding) or any successor form, (A) on or prior to the date hereof (or, in the case of an assignee Bank or Participant, on or prior to the relevant assignment or the grant of the relevant participation, respectively), (B) in each subsequent year in the case of Form 4224, or in each third subsequent year in the case of Form 1001, prior to the first payment to be made to or for the benefit of such Bank or Participant in such year, (C) upon the occurrence of any act by such Bank or Participant which would require the amendment or resubmission of any such form previously provided hereunder, and
(D) upon the request of the

Borrower, upon the occurrence of any event (other than as a result of an act by such Bank or Participant) which would require the amendment or resubmission of any such form previously provided hereunder, and (ii) notify the Administrative Agent (and the Administrative Agent hereby agrees to notify the Borrower) if the certification made on any form provided pursuant to this Section 2.15(b) is no longer accurate and true in all material respects.

          SECTION 2.16.  Regulation D Compensation.  For so long as any Bank is
                         -------------------------
required to maintain reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and, as a result, the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve
                                          -----
Percentage over (ii) the applicable London Interbank Offered Rate.   Any Bank
wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

                                  ARTICLE III

                                  CONDITIONS


          SECTION 3.01.  Effectiveness.  This Agreement shall become effective
                         -------------
on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any Bank as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank);

          (b) receipt by the Documentation Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

          (c) receipt by the Documentation Agent of all fees payable for its own account on or before the Effective Date pursuant to the letter dated March 17, 1997 between the Borrower and the Documentation Agent;

          (d) receipt by the Documentation Agent of evidence satisfactory to it of (i) the termination, effective on or before the Effective Date, of the commitments under the Existing Credit Agreement, (ii) the repayment in full, not later than the Effective Date, of all loans (if any) thereunder, together with interest accrued thereon to the date of payment and (iii) the receipt by the proper parties of all accrued and unpaid facility fees and all other amounts due and payable for the account of the agents or any other party under the Existing Credit Agreement;

          (e) receipt by the Documentation Agent of an opinion of Christine A. Edwards, Esq., General Counsel for the Borrower, or Ronald T. Carman, Esq., Senior Vice President for the Borrower, substantially in the form of Exhibit E hereto;

          (f) receipt by the Documentation Agent of an opinion of Davis Polk & Wardwell, special counsel for the Documentation Agent, substantially in the form of

     Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

          (g) receipt by the Documentation Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant to any of the foregoing, all in form and substance reasonably satisfactory to the Documentation Agent.

Provided that this Agreement shall not become effective or be binding on any
--------
party hereto unless all of the foregoing conditions are satisfied (or waived in accordance with Section 9.05) not later than the close of business on the fifteenth Domestic Business Day after the date hereof. The Documentation Agent shall promptly notify the Borrower, the Administrative Agent and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02.  Borrowings.  The obligation of any Bank to make a Loan
                         ----------
on the occasion of any Borrowing (including the first Borrowing) is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

          (b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (d) the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Borrowing (or, in the case of any representation and warranty expressly made only as to a specific date, as of the date so specified).

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the satisfaction of the conditions specified in clauses (b), (c) and (d) of this Section.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


                  The Borrower represents and warrants that:

          SECTION 4.01.  Corporate Existence and Power.  The Borrower has been
                         -----------------------------
duly incorporated and is validly existing as a corporation and in good standing under the laws of Delaware, with full corporate powers to carry on its business as presently conducted. The Borrower is duly qualified, is authorized to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole. Each of the Borrower's Material Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or banking institution and in good standing under the laws of its jurisdiction of incorporation or organization, with full corporate powers to carry on its business as presently conducted.

          SECTION 4.02.  Corporate and Governmental Authorization; No
                         --------------------------------------------
Contravention.  The execution, delivery and performance by the Borrower of this
-------------
Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03.  Binding Effect.  This Agreement constitutes a valid and
                         --------------
binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          SECTION 4.04.  Financial Information.
                         ---------------------

          (a) The consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, stockholder's equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower's report on Form 10-K filed with the SEC for the year ended December 31, 1996, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) Except as disclosed in writing to the Banks prior to the Effective Date, between December 31, 1996 and the Effective Date, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.05.  Litigation.  As of the Effective Date, the Borrower
                         ----------
does not know of any pending legal or governmental proceeding (i) required to be described in the Borrower's report on Form 10-K filed with the SEC for the year ended December 31, 1996 which is not described as required or (ii) not required to be described pursuant to clause (i) but which would be required to be described in a subsequent filing by the Borrower with the SEC pursuant to the Exchange Act, and which has not been disclosed in writing to the Banks prior to the Effective Date.

          SECTION 4.06.  Compliance with ERISA.  Each member of the ERISA Group
                         ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07.  Taxes.  All United States Federal income tax returns
                         -----
and all other material tax returns which are required to be filed by or on behalf of the Borrower and its Subsidiaries have been filed and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any of its Subsidiaries have been paid, except (i) any taxes pursuant to any such assessments being contested in good faith by appropriate proceedings and for payment of which appropriate reserves have been made and
(ii) any returns where the failure to file such returns and any taxes where the failure to pay such taxes would not have a material adverse effect on the financial condition or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.08.  Compliance with Laws.  The Borrower and each of its
                         --------------------
Subsidiaries (or, in the case of any Subsidiaries that are Former MS Subsidiaries, only Principal MS Subsidiaries) are in compliance in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, FIRREA and the Investment Advisors Act) except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) the failure to comply with which would not reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole. DWR has elected by proper written notice to the SEC and to the New York Stock Exchange, Inc. to comply with the alternative net capital requirements set forth in Rule 15c3-1 and is subject to such alternative net capital requirements.

          SECTION 4.09.  Full Disclosure.  All written information heretofore
                         ---------------
furnished by the Borrower to any Agent or any Bank for purposes of or in connection with this Agreement, taken together, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading as of the date on which such information was stated or certified; provided that the Borrower makes no
                                     --------
representations or warranties with respect to any projections or other non-factual information contained in any such information.

          SECTION 4.10.  DWR Capital Maintenance.  DWR shall at all times remain
                         -----------------------
in compliance with the applicable net capital requirements of Rule 15c3-1. The representation set forth in this Section shall be deemed to be made at all times.


                                   ARTICLE V

                                   COVENANTS


          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  Information.  The Borrower will deliver to the
                         -----------
Administrative Agent (who will promptly deliver copies thereof to each of the Banks):

          (a) as soon as available and in any event within 110 days after the end of each fiscal year of the Borrower the consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in the manner provided by the SEC for such filing by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the unaudited consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income, stockholders' equity and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income, stockholders' equity and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the principal accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the principal accounting officer of the Borrower
     (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.08 and 5.09 on the date of such financial statements, (ii) stating whether the Borrower was in compliance with the requirements of
     Section 4.10 on the date of such financial statements and (iii) stating to the best of such officer's knowledge, whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within five days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the principal accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly after the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

          (h) as soon as available and in any event within 60 days after the end of each fiscal quarter of

     Greenwood Trust, copies of all quarterly Reports of Condition and Income made to the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation, as applicable, except any information included therein which such agency has allowed to be filed confidentially; and, to the extent not prohibited by law or regulation or by the relevant agency and to the extent such information does not constitute Highly Confidential Information, promptly after the receipt or filing thereof, as the case may be, all other reports submitted by the Borrower or any of its Subsidiaries to, or received from, the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation the subject matter of which would reasonably be expected to have a material effect on the business, consolidated financial position, consolidated results of operations or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole;

          (i) (x) as soon as available and in any event within 45 days after the end of each fiscal quarter of DWR, each quarterly Financial and Operational Combined Uniform Single Report of DWR required to be filed on a quarterly basis with the SEC or the New York Stock Exchange or any other securities or commodities exchange (or any report which is required in lieu of such report); and, (y) to the extent not prohibited by law or regulation or by the relevant agency or association and to the extent such information does not constitute Highly Confidential Information, promptly after the receipt or filing thereof, as the case may be, all other material reports submitted by DWR to or received by DWR from the SEC, any Examining Authority or any other regulatory agencies, stock, securities or commodities exchanges, or securities associations (but excluding any monthly Financial and Operational Combined Uniform Single Report pursuant to this clause (y) filed in the ordinary course);

          (j) promptly after any Responsible Officer becomes aware thereof, a notice concerning any (i) actual change in the rating assigned to any of the Borrower's outstanding debt securities by S&P or Moody's, or (ii) notice from S&P or Moody's that such outstanding debt securities have been put on "credit watch";

          (k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of

     ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the principal accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

          (l) from time to time such additional information, other than Highly Confidential Information, regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02.  Maintenance of Property; Insurance.  (a)  The Borrower
                         ----------------------------------
will keep, and will cause each of its Material Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, except for (i) ordinary wear and tear and (ii) any failure caused by force majeure that would not reasonably be expected to have a material adverse
----- -------
effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, and which failure the Borrower is using reasonably diligent efforts to remedy provided,
                                                                    --------
however that the Borrower shall not be required (and shall not be required to
-------
cause any Material Subsidiary) to keep any such property in good working order and condition if the Borrower (or if applicable such Material Subsidiary) shall in good faith determine that keeping such property in good working order and condition is no longer advisable for the conduct of the business of the Borrower (or, as applicable of such Material Subsidiary).

          (b) The Borrower will, and will cause each of its Subsidiaries to, provide as self-insurer, or maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention and such amounts of self-insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.03.  Conduct of Business and Maintenance of Existence.  (a)
                         ------------------------------------------------
The Borrower will continue, and will cause each of its Material Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and such Material Subsidiaries and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.03 shall
                            --------
prohibit (i) the Borrower or any of its Subsidiaries from engaging in any investment, lending or savings business, or any business in support thereof or otherwise related or incidental to financial or consumer services or (ii) the merger of a Subsidiary of the Borrower into the Borrower or the merger or consolidation of a Subsidiary of the Borrower with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (iii) the termination of the corporate existence of any Subsidiary of the Borrower or the discontinuation by the Borrower or any of its Subsidiaries of any businesses in which it or they are currently engaged or any businesses in which they may be engaged in the future, if the Borrower in good faith determines that such termination or discontinuation is in the best interest of the Borrower or if such discontinuation is required by applicable law and, in any event, is not materially disadvantageous to the Banks or (iv) the transfer by the Borrower or any of its Subsidiaries of any business or businesses in which it or they are currently engaged or may in the future be engaged to the Borrower or any of its Subsidiaries (as applicable), and the discontinuation of the conduct of such business or businesses by such transferor or transferors after such transfer or
(v) any transaction expressly permitted by Section 5.06.

          (b) The Borrower will pay and discharge, and will cause each of its Material Subsidiaries to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except where (i) the same may be contested in good faith by appropriate proceedings or (ii) any such failures would not reasonably be expected, in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the same.

          SECTION 5.04.  Compliance with Laws.  The Borrower will comply, and
                         --------------------
cause each of its Subsidiaries (or, in the case of any Subsidiaries that are Former MS Subsidiaries, only Principal MS Subsidiaries), to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, applicable Environmental Laws, FIRREA, the Investment Advisors Act and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) the failure to comply with which would not reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

          SECTION 5.05.  Negative Pledge.  Neither the Borrower nor any of its
                         ---------------
Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $100,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset,

     provided that such Lien attaches to such asset concurrently with or within
     --------
     120 days after the acquisition thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any of its Subsidiaries and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries and not created in contemplation of such acquisition;

          (f) any Lien on any Receivable or proceeds thereof arising pursuant to any Receivables Transaction and any Lien on any asset of a Special Purpose Subsidiary arising in connection with a Receivables Transaction;

          (g) any Lien on assets of a Subsidiary of the Borrower granted to secure Debt owing by such Subsidiary to the Borrower or any of its other Subsidiaries;

          (h) any Lien to secure short-term broker loans, or on securities borrowed or loaned, or to collateralize repurchase or reverse repurchase transactions, which such loans or other transactions are incurred or conducted (as the case may be) in the ordinary course of its business;

          (i) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (j) any Lien on any assets that are carried in the balance sheet asset account called "cash and securities subject to federal regulation" and are (i) owned by any Subsidiary of the Borrower or (ii) maintained on behalf of customers, and which Liens arise in connection with commodity or options transactions executed by any Subsidiary of the Borrower in the ordinary course on a commodities or options exchange or through a clearing house;

          (k) any Lien on any asset arising pursuant to (i) a capitalized lease or (ii) a sale/leaseback transaction with respect to real estate, office facilities or office equipment of the Borrower or any of its Subsidiaries;

          (l) any Lien on any asset segregated or escrowed as required by any securities, commodities or options exchange, any clearing house associated with any such exchange, or any regulatory authority in connection with the execution or clearing of transactions in the ordinary course;

          (m) any Lien on any asset of Dean Witter Realty securing Debt for money borrowed by Dean Witter Realty;

          (n) any Lien on cash and securities of the Borrower or any of its Subsidiaries deposited with any Subsidiary of the Borrower that is a regulated depositary institution, to collateralize extensions of credit made or deemed made to any of its "affiliates" (as defined in Section 23A of the Federal Reserve Act) as a result of consumer or commercial credit, charge or similar arrangements with non-"affiliates", as the Borrower or any of its Subsidiaries deems reasonably necessary or advisable in order to ensure compliance with the requirements of such Section 23A;

          (o) any Lien on securities arising out of the rights of Persons to whom such securities are owed in connection with a failed securities transaction;

          (p) any Lien on any asset of SPS Transactions Services, Inc., or any Subsidiary thereof;

          (q) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by the foregoing clauses of this Section, provided that such Debt is not increased and is
                              --------
     not secured by any additional assets;

          (r) any Lien on any asset of Greenwood Trust, Hurley State Bank, MountainWest Financial Corporation or Discover Card Bank of New Castle arising out of any pledge of such assets to a Federal Reserve Bank in connection with a borrowing from a Federal Reserve Bank;

          (s) Liens on any asset of Greenwood Trust securing payment obligations owed to merchants, in an aggregate outstanding amount at no time exceeding $5,000,000;

          (t) Liens on Margin Stock, if and to the extent the value of all such Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section;

          (u) Liens not otherwise permitted by the foregoing clauses of this Section securing obligations in an aggregate principal amount at any time outstanding not to exceed 8% of Consolidated Net Worth; and

          (v) any Lien created, assumed or suffered to exist by a Former MS Subsidiary that is permitted under the MS Group Facility without giving effect to Section 6.01(l) thereof.

          SECTION 5.06.  Consolidations, Mergers and Sales of Assets.  The
                         -------------------------------------------
Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer (or permit any Subsidiary to sell, lease or otherwise transfer), directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, provided that nothing in this Section 5.06 shall prohibit (s) the
        --------
Merger, (t) any sale of Margin Stock for fair value payable in cash or cash equivalents, (u) any transaction otherwise permitted in the proviso in Section 5.02(a) or in Section 5.03, or any Lien otherwise permitted in Section 5.05, or any transaction expressly referred to in Section 6.01(e) of the MS Group Facility, (v) any sale, lease or other transfer of assets of the Borrower to its wholly-owned Subsidiaries or by a Subsidiary of the Borrower to the Borrower or to any of its wholly-owned Subsidiaries, (w) any Receivables Transaction, (x) sales of inventory in the ordinary course, (y) any sale, lease or other transfer of assets of the Borrower and its Subsidiaries that, together with all other such assets theretofore transferred in the same fiscal year (except those transferred pursuant to clause (v), (w) or (x) above), did not in the aggregate account for more than 20% of the Consolidated Net Income of the Borrower for the immediately preceding fiscal year or (z) the Borrower from merging with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

          SECTION 5.07.  Use of Proceeds.  The proceeds of the Loans made under
                         ---------------
this Agreement will be used by the Borrower for general corporate purposes, including without limitation the refinancing of short-term commercial paper notes issued by the Borrower. None of such proceeds will be used in violation of any applicable law or regulation, including Regulations G, T, U or X.

          SECTION 5.08.  Minimum Consolidated Net Worth.  Consolidated Net Worth
                         ------------------------------
of the Borrower will not be less than (i) at any time prior to the Merger, $3,750,000,000 and (ii) at any time from and after the Merger, $6,000,000,000.

          SECTION 5.09.  Capital Maintenance and Leverage Ratio of Greenwood
                         ---------------------------------------------------
Trust.  (a)  GTC Tier 1 Capital on the last day of any fiscal quarter of
-----
Greenwood Trust shall not be less than 4% of the GTC Adjusted Total Assets on such day.

          (b) The sum of (i) GTC Tier 1 Capital plus (ii) GTC Tier 2 Capital, in each case on the last day of any fiscal quarter of Greenwood Trust, shall not be less than 8% of the GTC Adjusted Total Assets on such day.

          (c) GTC Tier 1 Capital on the last day of any fiscal quarter of Greenwood Trust shall not be less than 5.5% of the daily average consolidated total assets of Greenwood Trust and its Consolidated Subsidiaries during such fiscal quarter.


                                   ARTICLE VI

                                    DEFAULTS


          SECTION 6.01.  Events of Default.  If one or more of the following
                         -----------------
events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay (i) any principal of any Loan when due or (ii) any interest on any Loan or any fee or other amount payable by it hereunder within ten days after the due date thereof;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.05 to 5.09, inclusive, for more than five Domestic Business Days;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement, or in any certificate, financial statement or other document delivered pursuant hereto (other than the representation set forth in Section 4.10), shall prove to have been incorrect in any material respect when made (or deemed made); or the representation set forth in Section 4.10 shall be incorrect for more than three consecutive Domestic Business Days;

          (e) the Borrower and/or any of its Subsidiaries shall fail to make any payment, when due or within any applicable grace period, in respect of any Debt or Debts of the Borrower and/or one or more Subsidiaries (other than the Notes), arising in one or more related or unrelated transactions, in an aggregate principal amount not less than $75,000,000; provided that
                                                                 --------
     any such failure from and after the Merger by (i) the Borrower with respect to any Debt consisting of any MS Repo Obligation, any MS Swap Obligation or any Guarantee by the Borrower of any Debt of a Former MS Subsidiary or (ii) a Former MS Subsidiary, in each case under clauses (i) and (ii) above, which failure does not constitute an Event of Default (as defined in the MS Group Facility) under Section 7.01(h) of the MS Group Facility shall not constitute an Event of Default under this clause (e);

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt or Debts of the Borrower and/or any of its Subsidiaries (other than the Notes and other than Debt under clause (viii) of the definition thereof) in an aggregate principal amount not less than $50,000,000; provided that any such event or condition with
                                --------
     respect to Debt of (i) the Borrower with respect to any MS Repo Obligations or any Guarantee by the Borrower of any Debt of a Former MS Subsidiary or
     (ii) any Former MS Subsidiary, in each case in clauses (i) and (ii) above, which event or condition does not constitute an Event of Default (as defined in the MS Group Facility) under Section 7.01(h) of the MS Group Facility shall not constitute an Event of Default under this clause (f);

          (g) the Borrower or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

          (i) a conservator or receiver shall be appointed for any Material Subsidiary that is an "insured depository institution" as defined in
     Section 3(c)(2) of the Federal Deposit Insurance Act, as amended (the "FDIA"), by the "appropriate Federal banking agency" as defined in the FDIA, by any state supervisory agency or by the Federal Deposit Insurance Corporation pursuant to the FDIA; or a new bank shall be organized by the FDIC to assume the insured deposits of any Material Subsidiary pursuant to the FDIA; or a bridge bank shall be organized by the FDIC to assume the assets and liabilities of any Material Subsidiary pursuant to the FDIA;

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $75,000,000;

          (k) a judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower and/or any of its Subsidiaries (or, in the case of any Subsidiaries that are Former MS Subsidiaries, only Principal MS Subsidiaries) and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (l) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than (i) any one or more persons or group of persons which are or, in the ordinary course of business, will become vice presidents, principals, managing directors or key employees of the Borrower or of any Material Subsidiary (and as used herein, the phrase "ordinary course of business" includes the hiring of any managing director or principal as an employee to engage in the conduct of an existing or proposed business of the Borrower or any Subsidiary), (ii) any "pension plan" as defined in Section 3(2) of ERISA, or any trust created thereunder,
     (iii) the MS Group and Subsidiaries Employee Stock Ownership Plan, or any trust created thereunder, and any successor to such trust, (iv) a trust created under the Trust Agreement dated as of March 5, 1991 (as amended and as it may be further amended, supplemented or otherwise modified from time to time) between the Borrower, as successor to the MS Group, and State Street Bank and Trust Company, and any successor to such trust, (v) a trust created under the Trust Agreement dated as of May 27, 1993 (as amended and as it may be further amended, supplemented or otherwise modified from time to time) between the Borrower, as successor to the MS Group, and State Street Bank and Trust Company, and any successor to such trust and (vi) a trust created under the Trust

     Agreement dated as of April 1, 1994 (as amended and as it may be further amended, supplemented or otherwise modified from time to time) between the Borrower, as successor to the MS Group, and State Street Bank and Trust Company, and any successor to such trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of thirteen consecutive calendar months, individuals (i) who were directors of the Borrower on the first day of such period or on the date hereof, (ii) who were appointed or elected to the board of directors of the Borrower in connection with the Merger (any such directors described in clauses (i) or (ii) at any time, "Incumbent Directors") or (iii) whose nomination for election to the board of directors of the Borrower was recommended or approved by a vote of at least a majority of the Incumbent Directors at such time, shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 60% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in
          --------
clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by any Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02.  Notice of Default.  The Administrative Agent shall give
                         -----------------
notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII

                                  THE AGENTS


          SECTION 7.01.  Appointment and Authorization.  Each Bank irrevocably
                         -----------------------------
appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02.  Agents and Affiliates.  The Chase Manhattan Bank and
                         ---------------------
Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may each exercise or refrain from exercising the same as though it (or, in the case of The Chase Manhattan Bank one of its affiliates) were not an Agent. Each of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or Affiliate of the Borrower as if it (or, in the case of The Chase Manhattan Bank one of its affiliates) were not an Agent hereunder.

          SECTION 7.03.  Action by Agents.  The obligations of each of the
                         ----------------
Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except in the case of the Administrative Agent as expressly provided in Article VI.

          SECTION 7.04.  Consultation with Experts.  Either Agent may consult
                         -------------------------
with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05.  Liability of Agents.  None of the Agents, their
                         -------------------
respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken by such Agent in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection herewith or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any instrument or writing furnished in connection herewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06.  Indemnification.  Each Bank shall, ratably in
                         ---------------
accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost (including cost of settlement), expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 7.07.  Credit Decision.  Each Bank acknowledges that it has,
                         ---------------
independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08.  Successor Agent.  Either Agent may resign at any time
                         ---------------
by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent or Documentation Agent (as the case may be), with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), provided that such successor meets the requirements set forth below.
           --------
If no such successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after such retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Administrative Agent or Documentation Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent or Documentation Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Administrative Agent or Documentation Agent, as the case may be, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Documentation Agent, as the case may be.

          SECTION 7.09.  Agents' Fees.  The Borrower shall pay to each Agent for
                         ------------
its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES


          SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
                         -------------------------------------------------
Unfair.  If on or prior to the first day of any Interest Period for any CD Loan,
------
Euro-Dollar Loan or Money Market LIBOR Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make or continue CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date,
(i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02.  Illegality.  If, on or after the date of this
                         ----------
Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, each Euro-Dollar Loan of such Bank then outstanding shall be converted immediately to a Base Rate Loan.

          SECTION 8.03.  Increased Cost and Reduced Return.  (a)  If on or after
                         ---------------------------------
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

           (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for (A) the imposition of or change in any tax on or measured by the overall net income of such Bank, (B) the imposition of or change in any tax that is included in the definition of "Taxes" as used in Section 2.15, but nevertheless in respect of which the Borrower is not obligated to pay an additional amount by reason of the remaining provisions of Section 2.15(a) or (C) the imposition of or change in any income tax imposed by any governmental or other taxing authority of or in any jurisdiction other than the United States); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank

     (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will, if practicable, with the consent of the Borrower (which consent shall not unreasonably be withheld), designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing both:

          (i) during (A) any time or period commencing (x) in the case of subsection (a), not earlier than the first day of any Interest Period in effect on the date on which, and (y) in the case of subsection (b), not earlier than the date on which, such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (B) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue; and

         (ii) within six months prior to any demand therefor, accompanied by a certificate of such Bank claiming compensation and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder.

          SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed Rate
                         ---------------------------------------------------
Loans.  If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans
-----
has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

          SECTION 8.05.  Substitution of Bank.  If (i) the obligation of any
                         --------------------
Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to
Section 8.02, (ii) any Bank has demanded compensation or given notice of its intention to demand compensation under Section 8.03 or (iii) the Borrower is required to pay any additional amount to any Bank pursuant to Section 2.15(a), the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to replace such Bank under this Agreement.


                                  ARTICLE IX

                                 MISCELLANEOUS


          SECTION 9.01.  Notices.  All notices, requests and other
                         -------
communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or any Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to each of the Agents and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by telecopy or any other means, when delivered at the address specified in this Section (and confirmed by telephone by the sender, in the case of any telecopy notice to the Borrower);

provided that notices to the Administrative Agent under Article II or Article
--------
VIII shall not be effective until received.

          SECTION 9.02.  No Waivers.  No failure or delay by any Agent or any
                         ----------
Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  Expenses; Documentary Taxes; Indemnification.  (a)  The
                         --------------------------------------------
Borrower shall pay (i) all reasonable out-of-pocket expenses of the Documentation Agent, including reasonable fees and disbursements of special counsel for the Documentation Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof (other than any waiver or amendment solely for the benefit of the Banks the request for which was initiated by the Banks or the Agents or any of them) or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Bank, including fees and disbursements of counsel (who may be employees of such Bank, provided that any allocation of such expenses is made in accordance with such Bank's customary practice and is without duplication of the expense of any outside counsel for such Bank for such matter), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

          (b) The Borrower agrees to indemnify each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (who may be employees of such Bank, provided that any allocation of such expenses is made in accordance with such Bank's customary practice and is without duplication of the expense of any outside counsel for such Bank for such matter), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall
                                             --------
have the right to be indemnified hereunder (i) for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (ii) in respect of any litigation instituted by (x) any Participant against any Bank or any Agent, (y) any Agent or any Bank against any Participant, any Bank or any Agent or (z) any holder of any security of any Bank, any Participant or any Agent (in such holder's capacity as such) against any Bank, Participant or Agent, to the extent any such litigation does not arise out of any misconduct (alleged in good faith by such Bank) by or on behalf of the Borrower or (iii) for amounts that constitute (A) any taxes excluded from the definition of Taxes in Section 2.15 hereof or (B) any Taxes as defined in
Section 2.15 hereof.

          SECTION 9.04.  Sharing of Set-Offs.  Each Bank agrees that if it
                         -------------------
shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due and payable with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due and payable with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest then due and payable with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this
                                                 --------
Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.05.  Amendments and Waivers.  Any provision of this
                         ----------------------
Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent or the Documentation Agent are affected thereby, by such Agent); provided that no such amendment or
                                            --------
waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder (provided that, in the case of Loans comprising a single Money Market Borrowing, only the signatures of the Borrower and the Banks making Loans included in such Borrowing shall be required), (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) amend any provision of this Section 9.05.

          SECTION 9.06.  Successors and Assigns. (a)  The provisions of this
                         ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Administrative Agent or Documentation Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Administrative Agent and the Documentation Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided
                                                                      --------
that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this

Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). No Bank shall provide to any Participant or prospective Participant any Confidential Information unless such Participant or prospective Participant shall theretofore have delivered to the Borrower a duly executed Confidentiality Letter substantially in the form of Exhibit J. No Bank shall transfer any interest in this Agreement or any Note pursuant to this Section 9.06(b) to any Participant that is a Non-U.S. Institution, unless such proposed Participant shall, as a condition to the effectiveness of such transfer, (i) deliver Internal Revenue Service forms as provided in Section 2.15(b) to the transferor Bank with copies to the Borrower and the Administrative Agent and (ii) agree in writing to be bound by the covenants specified in Section 2.15(b) for the benefit of the transferor Bank, the Borrower and the Administrative Agent.

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all (such portion to include, unless such Assignee is a Bank prior to such assignment, a Commitment of not less than $10,000,000) of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which consent shall not unreasonably be withheld, and with notice to the Administrative Agent and the Documentation Agent; provided that if an Assignee is a Bank prior to
                             --------
such assignment or is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not,
                       -------- -------
include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Documentation Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Documentation Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15. No Bank shall provide to any prospective Assignee (other than an Assignee referred to in Section 9.06(d) or any Assignee that is a Bank prior to such proposed assignment) any Confidential Information unless such prospective Assignee shall theretofore have delivered to the Borrower a duly executed Confidentiality Letter substantially in the form of Exhibit J.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.07.  Collateral.  Each of the Banks represents to the Agents
                         ----------
and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08.  Governing Law; Submission to Jurisdiction;
                         ------------------------------------------
Severability. (a) This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the Borrower and each Bank hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City (such courts referred to in this sentence, collectively, "New York Courts") for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in a New York Court and any claim that any such proceeding brought in a New York Court has been brought in an inconvenient forum.

          (b) If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.09.  Counterparts; Integration.  This Agreement may be
                         -------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE AGENTS
                         --------------------
AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.11.  Restrictions on Transfers.  Each Bank agrees that it
                         -------------------------
will not, except by operation of law, transfer or propose to transfer all or any portion of its rights and obligations under this Agreement and the Note held by it, or any participation therein to any Person except (i) banks (including without limitation Federal Reserve Banks) or trust companies empowered by law to accept deposits or (ii) their corporate parents or their Affiliates which are in the business of lending money and which are either wholly owned by them or are wholly-owned Subsidiaries of a common corporate parent, unless such Bank shall have first delivered to the Borrower an opinion of counsel to the effect (and in a form reasonably acceptable to the Borrower) that such transfer may legally be effected without compliance with the registration and prospectus delivery requirements of the Securities Act. Each Bank agrees that it will not transfer all or any portion of any Note held by it, or any participation therein, in violation of applicable securities laws.

          SECTION 9.12.  Confidentiality.  Each Agent and each Bank agrees that
                         ---------------
any Confidential Information provided to it in connection with this Agreement
(i) will be kept confidential and will not be disclosed to any third party by such Agent or Bank or by its affiliates, officers, directors, counsel, representatives or employees (collectively, the "Representatives"), except as specifically set forth in the following sentence, and (ii) will not be used by such Agent or Bank or its Representatives other than for the purpose of evaluating the performance of any Loan hereunder or the compliance by the Borrower with the terms hereof or for purposes of evaluating any other extensions of credit to the Borrower by such Agent or Bank. Each Agent and each Bank agrees to reveal any Confidential Information only (a) to those of its Representatives who need to know the Confidential Information for the purposes set forth in clause (ii) above, are informed by such Agent or Bank of the confidential nature of the Confidential Information and are instructed by such Agent or Bank to treat the Confidential Information confidentially and in accordance with the terms of this Agreement; (b) to any public auditors (provided that such auditors agree in writing prior to such disclosure, for the benefit of the Borrower (including by a written agreement for the benefit of borrowers from such Bank generally), to keep such information confidential on terms substantially similar to those set forth in this Section 9.12), bank examiners or regulatory auditors of such Agent or Bank and to other Banks; (c) in connection with any litigation or dispute arising from this Agreement involving the Banks, the Agents or the Borrower or any of its Subsidiaries and affiliates; provided that any Agent or Bank that wishes to disclose any
            --------
Confidential Information pursuant to this clause (c) in a litigation or dispute not involving the Borrower or any of its Subsidiaries or affiliates shall notify the Borrower in writing a reasonable period prior to so disclosing such information; (d) if and to the extent required by law or regulation (including oral questions, interrogatories, subpoena, civil demand or similar process), provided that any Agent or Bank which may be required to disclose any
--------
Confidential Information pursuant to this clause (d), shall (I) to the extent permitted by relevant law, notify the Borrower in writing of any request for disclosure of any Confidential Information promptly after receipt of such request (but in any event prior to such disclosure) and (II) not disclose any such Confidential Information earlier than such Confidential Information is required to be so disclosed; and (e) to Participants, prospective Participants to which sales of participating interests are permitted pursuant to Section 9.06(b) and prospective Assignees to which assignments of interests are permitted pursuant to Section 9.06(c), but only if such Participant, prospective Participant or prospective Assignee and the applicable Bank execute and deliver to the Borrower a Confidentiality Letter substantially in the form of Exhibit J hereto prior to the delivery of any Confidential Information to such Participant, prospective Participant or prospective Assignee. Notwithstanding the foregoing, any such information supplied to a Bank, Agent, Participant, prospective Participant or prospective Assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge other than by unauthorized disclosure by such Person. Without limitation of any other provision of this Agreement, the provisions of this Section 9.12 shall survive the termination of the Commitments and the repayment of the Loans.

          SECTION 9.13.  Termination of Existing Credit Agreement.  The Borrower
                         ----------------------------------------
and each of the Banks that is also a "Bank" party to the Existing Credit Agreement (x) agrees that the "Commitments" as defined in the Existing Credit Agreement shall terminate in their entirety on the Effective Date. Each of such Banks waives (a) any requirement of notice of such termination pursuant to
Section 2.09 of the Existing Credit Agreement and (b) any claim to any facility fees or other fees under the Existing Credit Agreement for any day on or after the Effective Date. The Borrower (i) represents and warrants that no loans are, as of the date hereof, or will be, as of the Effective Date, outstanding under the Existing Credit Agreement and (ii) covenants that all accrued and unpaid facility fees and any other amounts due and payable under the Existing Credit Agreement shall have been paid on or prior to the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                           DEAN WITTER, DISCOVER & CO.


                           By   /s/  Birendra Kumar
                             -------------------------------
                             Title:  Senior Vice President
                                      Treasurer

                           2 World Trade Center
                           56th Floor
                           New York, New York  10048

                           Fax:  212-392-7184
                           Attn: Janice L. Barefoot


                           ARRANGERS AND BANKS
                           -------------------

$175,000,000               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                           By   /s/  Sandra J.S. Kurek
                             -------------------------------
                             Title:  Associate


$175,000,000               THE CHASE MANHATTAN BANK


                           By   /s/  Roger A. Parker
                             -------------------------------
                             Title:  Vice President

                           MANAGING AGENTS
                           ---------------

$100,000,000               ABN-AMRO BANK N.V., NEW YORK
                                BRANCH


                           By   /s/ Giovanni P. Fallone
                             -------------------------------
                             Title:  Group Vice President


                           By   /s/ David W. Eastep
                             -------------------------------
                             Title:  Assistant Vice President



$100,000,000               BANK OF AMERICA ILLINOIS

                           By   /s/  John E. Williams
                             --------------------------------
                             Title:  Vice President



$100,000,000               CITIBANK, N.A.


                           By   /s/  Michael Mauerstein
                             --------------------------------
                             Title:  Attorney-In-Fact



$100,000,000                CREDIT LYONNAIS BRANCH NEW YORK
                               BRANCH


                           By  /s/  Sebastian Rocco
                            --------------------------------
                            Title:  First Vice President

$100,000,000               DEUTSCHE BANK A.G., NEW YORK
                              BRANCHAND/OR CAYMAN
                              ISLANDS BRANCH


                           By   /s/  Peter J. Bassler
                             --------------------------------
                             Title:  Vice President


                           By   /s/  Indra D. Kish
                             --------------------------------
                             Title:  Assistant Vice President



$100,000,000               LLOYDS BANK PLC


                          By   /s/  Michael J. Gilligan
                            --------------------------------
                            Title:  Vice President (G311)


                          By   /s/  Stephen J. Attree
                            --------------------------------
                            Title:  Assistant Vice President
                                    (A088)



$100,000,000               MELLON BANK, N.A.


                           By   /s/  William F. Casey, III
                            ---------------------------------
                            Title:  Vice President



$100,000,000               NATIONSBANK, N.A.


                           By   /s/  Kenneth Ricciardi
                            ---------------------------------
                            Title:  Senior Vice President

$100,000,000             ROYAL BANK OF CANADA


                         By   /s/  John F. Hopper
                           ---------------------------------
                           Title:  Manager



$100,000,000             SOCIETE GENERALE NEW YORK BRANCH


                         By   /s/  Janet M. Kagan
                           ---------------------------------
                           Title:  Vice President



$100,000,000             THE BANK OF NEW YORK


                         By   /s/  Mark T. Rogers
                           ---------------------------------
                           Title:  Vice President



$100,000,000             THE FIRST NATIONAL BANK OF CHICAGO


                         By   /s/  Denise G. de Diego
                           ---------------------------------
                           Title:  Vice President



$100,000,000             UNION BANK OF SWITZERLAND


                         By   /s/  Virginia Loebel
                           ---------------------------------
                           Title:  Managing Director


                         By   /s/  R. Fortney
                           ---------------------------------
                           Title:  Managing Director

$100,000,000             WACHOVIA BANK OF GEORGIA N.A.


                         By   /s/  James F. McCreary
                           ---------------------------------
                           Title:  Senior Vice President



$100,000,000             WELLS FARGO BANK, N.A.


                         By   /s/  Patrick McCormick
                           ---------------------------------
                           Title:  Senior Vice President


                         By   /s/  JoAnne Howell
                           ---------------------------------
                           Title:  Vice President


                         LEAD MANAGERS
                         -------------


$75,000,000              BANK OF MONTREAL


                         By   /s/  Pamela Tebbutt
                           ---------------------------------
                           Title:  Director


$75,000,000              BANK OF TOKYO-MITSUBISHI TRUST
                           COMPANY

                         By   /s/  David Place
                           ---------------------------------
                           Title:  Vice President


$75,000,000              BANQUE NATIONALE DE PARIS
                              NEW YORK BRANCH


                         By   /s/  Riva L. Howard
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  William Shaheen
                           ---------------------------------
                           Title:  Vice President

$75,000,000              BANQUE PARIBAS


                         By   /s/  Charles T. Spinner
                           ---------------------------------
                           Title:  Senior Vice President


                         By   /s/  Eve S. Cohen
                           ---------------------------------
                           Title:  Vice President


$75,000,000              BARCLAYS BANK PLC


                         By   /s/  Karen M. Wagner
                           ---------------------------------
                           Title:  Associate Director


$75,000,000              CANADIAN IMPERIAL BANK OF COMMERCE


                         By   /s/  Gerald J. Girardi
                           ---------------------------------
                           Title:  Director, CIBC Wood Gundy
                                   Securities Corp., as Agent


$75,000,000              COMMERZBANK
                            AKTIENGESELLSCHAFT

                         By   /s/  William M. Earley
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  Joseph J. Hayes
                           ---------------------------------
                           Title:  Assistant Treasurer



$75,000,000              CREDIT SUISSE FIRST BOSTON


                         By   /s/  F. Byrne
                           ---------------------------------
                           Title:  Director


                         By   /s/  Joseph M. Colgan
                           ---------------------------------
                           Title:  Vice President

$75,000,000              DG BANK DEUTSCHE
                            GENOSSENSCHAFTSBANK
                            NEW YORK BRANCH


                         By   /s/  Bruce Ritz
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  Ya-Roo Yang
                           ---------------------------------
                           Title:  Assistant Treasurer



$75,000,000              FIRST UNION NATIONAL BANK OF
                            NORTH CAROLINA

                         By   /s/  John Bresnan
                           ---------------------------------
                           Title:  Senior Vice President



$75,000,000              FLEET NATIONAL BANK


                         By   /s/  Kenneth G. Ahrens
                           ---------------------------------
                           Title:  Vice President



$75,000,000              NATIONAL AUSTRALIA BANK
                            LIMITED ACN004044937


                         By   /s/  Michael G. McHugh
                           ---------------------------------
                           Title:  Vice President

$75,000,000              SUNTRUST BANK, ATLANTA


                         By   /s/  May M. Smith
                           ---------------------------------
                           Title:  Banking Officer


                         By   /s/  Craig W. Farnsworth
                           ---------------------------------
                           Title:  Vice President and  Manager

$75,000,000              THE DAI-ICHI KANGYO BANK, LTD.
                              CHICAGO BRANCH


                         By   /s/  Takao Teramura
                           ---------------------------------
                           Title:  Vice President


$75,000,000              THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED NEW YORK BRANCH


                         By   /s/  Masahiro Ito
                           ---------------------------------
                           Title:  Senior Vice President


$75,000,000              THE SUMITOMO BANK, LIMITED


                         By   /s/  John C. Kissinger
                           ---------------------------------
                           Title:  Joint General Manager


                         PARTICIPANTS
                         ------------


$50,000,000              BANCA NAZIONALE DEL LAVORO
                             S.P.A. - NEW YORK BRANCH


                         By   /s/  Giuliano Violetta
                           ---------------------------------
                           Title:  First Vice President


                         By   /s/  Giulio Giovine
                           ---------------------------------
                           Title:  Vice President

$50,000,000              BANK OF HAWAII


                         By   /s/  Alison Sierens
                           ---------------------------------
                           Title:  Assistant Vice President



$50,000,000              BANK ONE, COLUMBUS, N.A.


                         By   /s/  James Zook
                           ---------------------------------
                           Title:  Vice President



$50,000,000              BARNETT BANK, N.A.


                         By   /s/  Bradley M. Harrell
                           ---------------------------------
                           Title:  Senior Vice President



$50,000,000              FIRST BANK NATIONAL ASSOCIATION


                         By   /s/  Timothy B. Brown
                           ---------------------------------
                           Title:  Assistant Vice President



$50,000,000              FIRST NATIONAL BANK OF
                            MARYLAND

                         By   /s/  Stewart T. Shettle
                           ---------------------------------
                           Title:  Vice President

$50,000,000              NORDDEUTSCHE LANDESBANK
                           GIROZENTRALE

                         By   /s/  Petra Frank-Witt
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  Stephen K. Hunter
                           ---------------------------------
                           Title:  Senior Vice President


$50,000,000              THE FUJI BANK, LIMITED
                              NEW YORK BRANCH


                         By   /s/  Toshiaki Yakura
                           ---------------------------------
                           Title:  Senior Vice President


$50,000,000              THE LONG-TERM CREDIT BANK
                            OF JAPAN, LTD., CHICAGO
                            BRANCH


                         By   /s/  Mark A. Thompson
                           ---------------------------------
                           Title:  Vice President and Deputy
General Manager


$50,000,000              THE NORTHERN TRUST COMPANY


                         By   /s/  Christiana L. Jakuc
                           ---------------------------------
                           Title:  Officer

$50,000,000              THE SAKURA BANK, LIMITED


                         By   /s/  Yasumasa Kikuchi
                           ---------------------------------
                           Title:  Senior Vice President


$50,000,000              WESTDEUTSCHE LANDESBANK
                            GIROZENTRALE

                         By   /s/  Patricia Griffin
                           ---------------------------------
                           Title:  Associate


                         By   /s/  Kenneth R. Crespo
                           ---------------------------------
                           Title:  Vice President


$25,000,000              AUSTRALIA AND NEW ZEALAND
                              BANKING GROUP LTD.


                         By   /s/  Michael Murphy
                           ---------------------------------
                           Title:  Vice President


$25,000,000              BANCA POPOLARE DI MILANO


                         By   /s/  Anthony Franco
                           ---------------------------------
                           Title:  Executive Vice President
                                   and General Manager


                         By   /s/  Fulvio Montanari
                           ---------------------------------
                           Title:  First Vice President

$25,000,000              BANCA COMMERCIALE ITALIANA


                         By   /s/  Julian M. Teodori
                           ---------------------------------
                           Title:  Senior Vice President and
Branch Manager


                         By   /s/  Diana R. Lamb
                           ---------------------------------
                           Title:  Vice President



$25,000,000              BANK AUSTRIA
                             AKTIENGESELLSCHAFT

                         By   /s/  Clark P. Davis
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  Joseph A. Steiner
                           ---------------------------------
                           Title:  Senior Vice President



$25,000,000              COMPAGNIE FINANCIERE DE CIC ET
                            DE L'UNION EUROPEENE


                         By   /s/  Nancy Nilsen
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  Eric Longuet
                           ---------------------------------
                           Title:  Vice President



$25,000,000              CREDITO ITALIANO


                         By   /s/  Harmon P. Butler
                           ---------------------------------
                           Title:  First Vice President


                         By   /s/  Saiyed A. Abbas
                           ---------------------------------
                           Title:  Assistant Vice President

$25,000,000              DEN DANSKE BANK AKTIESELSKAB,
                            CAYMAN ISLANDS BRANCH


                         By   /s/  John A. O'Neill
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  Sonia Kataria
                           ---------------------------------
                           Title:  Vice President



$25,000,000              FIRST SECURITY BANK, N.A.


                         By   /s/  Judy Callister
                           ---------------------------------
                           Title:  Vice President



$25,000,000              FIRST TENNESSEE BANK
                            NATIONAL ASSOCIATION

                         By   /s/  Victor Notaro
                           ---------------------------------
                           Title:  Vice President



$25,000,000              MIDLAND BANK PLC


                         By   /s/  Steven Mercer
                           ---------------------------------
                           Title:  Relationship Manager

$25,000,000              REPUBLIC NATIONAL BANK OF
                            NEW YORK

                         By   /s/  James Powers
                           ---------------------------------
                           Title:  Senior Vice President


                         By   /s/  Paul M. Lopez
                           ---------------------------------
                           Title:  Vice President


$25,000,000              SVENSKA HANDELSBANKEN


                         By   /s/  H. N. Bacon
                           ---------------------------------
                           Title:  Vice President


                         By   /s/  Geoffrey Walker
                           ---------------------------------
                           Title:  Senior Vice President



$25,000,000              THE FIRST NATIONAL BANK OF
                            BOSTON

                         By   /s/  Charles A. Garrity
                           ---------------------------------
                           Title:  Vice President



$25,000,000              UNITED STATES NATIONAL BANK OF
                            OREGON

                         By   /s/  Fiza Noordin
                           ---------------------------------
                           Title:  Assistant Vice President

TOTAL COMMITMENTS:



$4,000,000,000
==============


                           MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK,
                              as Documentation Agent



                           By
                             -------------------------------
                             Title:  Associate
                             60 Wall Street
                             New York, New York  10260-0060
                             Attention:  Laurel Brien
                             Telex number: 177615



                           THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                           By
                             -------------------------------
                             Title:  Vice President
                             140 East 45th Street
                             29th Floor
                             New York, New York  10017
                             Attention:  Janet M. Belden
                             Telex number:  353006 ABSC NYK